Exhibit 10.35

K&T Management

Chris Saint
Tahoe RF
12834 Earhart Ave
Auburn, CA 95602

Re: Tahoe RF lease 12834 Earhart Ave

Chris:

As per the terms of the lease with Tahoe RF, Dated April 17, 2007 and Amended November 14, 2012, I will allow Tahoe RF to transfer the lease to GigOptix in accordance with Paragraph 12.1 effective June 30th 2014. All existing terms and conditions of the lease and amendment shall remain.

Sincerely,

Keith Estes

12820 Earhart Ave
Auburn, CA 95602